EXHIBIT 10.77

Rental Agreement

Party A: Trio-Tech (Chongqing) Co., Ltd.
Party B: Chongqing JiangBei Weige Bridal

According to the laws and regulations of China, both Parties A and B are hereby willing to agree on the following terms and conditions:

1. Terms & Conditions of Office Rental

Party A is willing to rent to Party B the following units in Chongqing JiangBei MaoYe DongFang Square No  31st floor 15 units of floor space:

31-21, 31-22, 31-23, 31-25, 31-26, 31-27, 31-28, 31-29, 31-30, 31,-31, 31-32, 31-33, 31-35, 31-36, 31-37

Total floor area of 1104.15 square meters

2. Use of Rental Premises

i) Party B promises Party A that the tenanted premises will be used as a Photo Studio and will abide with the regulations pertaining to the use and management of such premises. In the event that Party B violates the regulations, Party B is liable to answer for all the legal consequences.

ii) Party B promises not to change the usage of the premises unless it has obtained the approval of Party A.

3. Handover Date and Rental Timeline

i) Party A and Party B agree that Party A will rent the premises to Party B from May 15, 2008 to July 15, 2013.  Three months free rental is given from May 16, 2008 to July 15, 2008. Rent shall be collected from July 16, 2008 until July 15, 2013.

ii) At the end of the rental period, Party A has the right to take back the premises and Party B will have to return them. Party B can opt to continue to rent the premises, however, Party B has to request in writing from Party A 3 months ahead of the end period, which if Party A is willing, a new contract will have to be signed.

4. Rental Fees, Payment Mode and Payment Deadlines

i) Party A and Party B both agree that the rental rate be RMB 38,645 per month for the 1st 3 years, and from the 4th year onwards the rental rates shall be adjusted subject to the agreement of both parties by 8%.

ii) The rent will go according to each season. Party B should pay the first rent payment of RMB 115,935.00 within the agreement period and the later payments can be paid 5 to 8 days prior to the rental period. If the payment is late by 1 day, Party B must pay 0.5% late payment fees.

iii) Should Party B exceed the time limit to pay the rent by more than a month, Party A may terminate the contract by written notification to Party B.

5.  Deposit and Other Expenses

i) Party B and Party A agree that upon signing the agreement, Party B should provide a deposit of RMB 60,000 to Party A. Once the contractual agreement has been terminated, Party A will deduct any expenses that Party B needs to pay for the rental and return the balance to Party A.

ii) During the tenure of tenancy, Party B is responsible to pay all the expenses including water, electricity, coal, gas, communication, equipment and estate management fees.

iii) Party B should keep documentary proof of the all expenses and fees.

iv) Party B should keep sufficient funds and ensure timely payment of all fees, and if there are late charges Party B should be fully responsible for the late charges.

6.  Responsibility for the Upkeep / Repairs of Premises

i) During the tenure of the tenancy, Party B should take reasonable good care of the property it has rented. Party B is not allowed to abuse the use of the premises and should not cause any damages or losses to the premises, and should there be any damages caused, Party B will have to be responsible for the repair costs. If Party B refuses to repair the facilities, Party A can undertake the repair, but costs will be borne by Party B. If the premises have been damaged beyond repair, Party B will have to compensate Party A for the cost of the premises and also pay for all other related costs.

ii) During the tenure of the tenancy, Party A will ensure that the premises will have security and are being used appropriately. Party A will do the usual inspection, maintenance and it will do so by giving 30 days advance notice to Party B.  Party B must co-operate with the inspection.

iii) If Party B wishes to renovate or change the original structure of the premises, it should seek the approval of Party A in writing and ensure that it has received the approval of the relevant regulation bodies.

iv) Party B has the responsibility to ensure that the business operated on the premises is legal under Chinese laws  and according to the approved use.  If there is any violation to laws and regulations, Party B is responsible for all the consequences, and if it causes Party A to lose revenue, Party B will have to bear the costs.

7.  Return of Premises

i) Apart from getting Party A’s approval to continue the rental contract, Party B should within 7 days after the completion of the rental period return the premises to Party A. If Party B decides to vacate the premises without obtaining the approval of Party A, Party B is liable to pay RMB 3,860 per day as compensation to Party A.

ii) Party B should return to Party A the premises in their original state of condition. Party A will check and confirm the state of the condition before accepting the premises, otherwise Party B will have to bear the expenses.

8.  Subletting & Transfer

i) If Party B wishes to sublet the premises to other parties, Party B should obtain Party A’s approval in writing prior to that.

ii) The subletting ending date should not be later than the last rental date contracted under this main contract between Party A and Party B.

iii) During the subletting period. If there are any changes to this main agreement, the same changes should apply to the subletting agreements. If Party A wants to sell the premises, it should give notice of 3 months to Party B and Party B has the first right of refusal of purchasing the premises.

9. Termination of Contract

During the agreement, neither Party will be held responsible for the following:

i) If the legal right of the land has been taken back.

ii) If the premises have legally been taken over for social / public use or used for urban construction.

iii) If the premises have been destroyed or identified as a dangerous location.

Apart from the above scenarios, if Party B decides to vacate the premises without carrying to the full term of the contract, and if the deposit given to Party A is not insufficient for Party A to cover its losses, Party B is still liable to compensate for the losses.

10. Breach of Contract

i) If Party A breaches the contract in the following ways, Party A will pay Party B double the rental rates; if this is still insufficient, Party A must compensate still further:

•	Should Party A fail to handover the premises on time, it must deliver within 30 days of notice from Party B.

•	Should the premises handed over not meet the expectations of Party B, and as such Party B cannot use the premises.

ii) Party B ,must inform Party A via writing to terminate the contract. Party B will also pay Party A 2 months compensation, and if the compensation is insufficient, make up the differences to cover all expenses if:

•	Party B does not seek the approval of Party A and makes changes to the facilities or renovates it without proper approval from Party A.

•	Party B has not sought prior approval from Party B to sublet the premises.

11. Force Majeure

If the premises are destroyed or damaged due to unforeseen or uncontrollable circumstances, neither Party is liable for the losses.

12. Other Conditions

i) The terms and conditions of this agreement is adhered to by both Parties A and B in totality.

ii) Should there be any disputes, Party A and Party B must enter into a mutual discussion, and should there be no mutual agreement over the disputes, both Parties can choose either one of the following options to resolve the disputes:

i) via the Chonqging City Council Chief

ii) via the legal courts of the PRC.

iii) This agreement is entered hereby by the Parties via the signatures as below:

…………………………………….                                           ……………………………………………

Party A:                                                                                     Party B:

Legal Representative                                                               Legal Representative

Date: May 9, 2008                                                                    Date: May 9, 2008